Exhibit 4.1

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AUTHORIZED: 300,000,000 COMMON SHARES, $0.0001 PAR VALUE PER SHARE SEE REVERSE FOR CERTAIN DEFINITIONS This Certifies That is the owner of Fully Paid and Non-Assessable Common Stock, $0.0001 Par Value of AMPIO PHARMACEUTICALS, INC. transferable on the books of this Corporation in person or by attorney upon surrender of this Certificate duly endorsed or assigned. This Certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Articles of Incorporation and the Bylaws of the Corporation, as now or hereafter amended. This Certificate is not valid until countersigned by the Transfer Agent. IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Corporation. Dated: . CHIEF FINANCIAL OFFICER AMERICAN FIN ANCIAL PRINTING, INC. COUNTERSIGNED AND REGISTERED: EQUINITI TRUST COMPANY TRANSFER AGENT AND REGISTRAR BY AUTHORIZED SIGNATURE . CHIEF EXECUTIVE OFFICER CUSIP 03209T 10 9